Exhibit 10.4
COGDELL SPENCER INC.
2010 LONG TERM INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
AGREEMENT by and between Cogdell Spencer Inc., a Maryland corporation (the “Company”) and Raymond William Braun (the “Grantee”), effective as of the 24th day of September, 2010 (the “Grant Date”).
WHEREAS, the Company and the Grantee entered into an employment agreement, dated September 20, 2010 (the “Employment Agreement”), under which the Company agreed to grant the Grantee an award of Restricted Stock, subject to the satisfaction of pre-established performance goals/measures (the “Performance Award”); and
WHEREAS, the Company maintains the Cogdell Spencer Inc. 2010 Long Term Incentive Compensation Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan); and
WHEREAS, under the Plan the Company may grant awards to its employees, directors and other persons who provide significant services to the Company; and
WHEREAS, the Company hereby grants the Performance Award to the Grantee, subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Grant of Restricted Stock.
The Company hereby grants the Grantee 447,094 shares of Common Stock of the Company (the “Restricted Stock”), subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.
2. Restrictions and Conditions.
(a)	The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:
(i) Subject to clauses (a)(iv) and (a)(v) below, the period of restriction with respect to shares of Restricted Stock granted hereunder (the “Restriction Period”) shall begin on the Grant Date and lapse in accordance with Exhibit A. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the shares shall be subject to forfeiture as described herein and the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares (or have such Shares attached or garnished).

(ii) Except as provided in the foregoing clause (a)(i) or in the Plan, the Grantee shall have, in respect of the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends (unless the underlying Shares are forfeited). Certificates (or other applicable evidence of ownership) for Shares shall be delivered to the Grantee or his designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Restricted Stock.
(iii) If, during the Restriction Period, the Grantee has a Termination of Service on account of death or Disability, by the Company and its affiliates for Cause or by the Grantee for any reason, then all shares of Restricted Stock shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor his successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such Restricted Stock.
(iv) In the event the Grantee has a Termination of Service by the Company and its affiliates for any reason other than Cause, (A) on or prior to December 31, 2011, the Restriction Period shall immediately lapse as to 83,830 shares of Restricted Stock, and the Restriction Period may lapse as to up to an additional 27,943 shares of Restricted Stock as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance goals/measures (as set forth on Exhibit A) as of his date of termination; (B) between January 1, 2012 and December 31, 2012, the Restriction Period shall immediately lapse as to 111,774 shares of Restricted Stock, and the Restriction Period may lapse as to up to an additional 111,774 shares of Restricted Stock as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance goals/measures (as set forth on Exhibit A) as of his date of termination; and (C) between January 1, 2013 and December 31, 2013, the Restriction Period shall immediately lapse as to 111,774 shares of Restricted Stock, and the Restriction Period may lapse as to up to an additional 335,320 shares of Restricted Stock as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance goals/measures (as set forth on Exhibit A) as of his date of termination. For the avoidance of doubt, any Shares not vested in accordance with the foregoing shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor his successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such Restricted Stock.
(v) In the event of a Change in Control of the Company (regardless of whether a termination follows thereafter), during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee hereunder.

(vi) Cessation of service as an employee shall not be treated as a Termination of Service for purposes of this paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Board, and the termination of such successor service shall be treated as the applicable termination.
(b)
The Grantee may be issued a stock certificate or other evidence of ownership in respect of the Shares of Restricted Stock awarded hereunder. Any such certificate shall be registered in the name of the Grantee, and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer provided hereunder or under the Plan, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to this Agreement, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COGDELL SPENCER INC. 2010 LONG TERM INCENTIVE COMPENSATION PLAN, AS IT MAY BE AMENDED FROM TIME TO TIME, AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND COGDELL SPENCER INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF COGDELL SPENCER INC., AT 4401 BARCLAY DOWNS DRIVE, SUITE 300, CHARLOTTE, NORTH CAROLINA 28209-4670.
The Committee shall require that any such stock certificate or other evidence of ownership issued be held in custody by the Company until the restrictions hereunder shall have lapsed. If and when such restrictions so lapse, such stock certificate shall be delivered by the Company to the Grantee or his or her designee.
3. Miscellaneous.
(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA.

(b)
The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c)
The Committee and the Board, to the extent applicable, may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(d)
In the event of a Change in Control of any subsidiary of the Company, the Company may, in its sole discretion, modify the performance goals/measures set forth on Exhibit A to reflect such Change in Control.

(e)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(e).

(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
(h)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its affiliates or interfere in any way with the right of the Company or its affiliates to terminate the Grantee’s employment or other service at any time.

(i)
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements, written or oral, with respect thereto, including any Employment Agreement between the Grantee and the Company or any affiliate thereof, if and to the extent the Employment Agreement is in effect at the relevant time.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Chief Financial Officer

/s/ Raymond William Braun
Raymond William Braun

Exhibit A
The shares of Restricted Stock shall become free from restriction on December 31, 2013, subject to the achievement of pre-established performance goals/measures as mutually agreed upon by the Company and the Grantee, and approved by the Board, on or about December 31, 2010. Once such performance goals/measures are established, this Exhibit A will be amended (by way of attachment) to incorporate the performance goals/measures to be satisfied or exceeded by the Grantee by December 31, 2013, and, once so attached, shall be deemed as if made a part of this Exhibit A from the Grant Date. To the extent that such performance goals/measures are not satisfied as of December 31, 2013, then, except as set for in paragraph 2(a)(iv) and 2(a)(v) of this Agreement, as of such date, the shares of Restricted Stock granted hereunder shall be automatically and without notice or payment of any consideration by the Company terminate and be forfeited by the Grantee.